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                                                                     EXHIBIT 8.2
                                            February 9, 2001


Ford Credit Auto Receivables Two LLC
One American Road
Dearborn, Michigan 48126


     Re:  Ford Credit Auto Receivables Two LLC
          Registration Statement on Form S-3
          (the "Registration Statement")

Ladies and Gentlemen:

          The undersigned, R.P. Conrad, Assistant Secretary and Associate Counsel - Corporate of Ford Motor Credit Company ("Ford Credit"), has acted as counsel to Ford Credit Auto Receivables Two LLC, as Seller (the "Seller") in connection with the Registration Statement, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, respecting the issuance by various trusts (each, a "Trust") to be formed pursuant to an Owner Trust Agreement ("Owner Trust Agreement") to be entered into among the Seller and the Owner Trustee designated therein of Asset Backed Securities consisting of Notes and Certificates. Any Asset Backed Securities consisting of Notes are to be issued pursuant to a Trust Indenture to be entered into between the Trust and the Indenture Trustee designated therein and any Asset Backed Securities consisting of Certificates are to be issued pursuant to the Owner Trust Agreement.

          I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the United States of America.
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Ford Credit Auto Receivables Two LLC
February 9, 2001
Page 2

and the State of Michigan.

     I hereby confirm that the statements set forth in the Prospectus forming a part of the Registration Statement under the caption "Summary--Tax Status" as they relate to Michigan state tax matters accurately describe the material Michigan state tax consequences to holders of the Certificates and/or the Notes.

     I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission issued thereunder.


                                        Very truly yours,

                                        /s/ R.P. Conrad